As filed with the Securities and Exchange Commission on March 23, 2007
Registration No. 333-141244
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE GEO GROUP, INC.
(Exact name of Registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	One Park Place, Suite 700 621 Northwest 53rd Street Boca Raton, Florida 33487-8242 (561) 893-0101	65-0043078 (I.R.S. Employer Identification Number)
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John J. Bulfin, Esq.
The Geo Group, Inc.
One Park Place, Suite 700
621 Northwest 53rd Street
Boca Raton, Florida 33487-8242
(561) 893-0101
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With a copy to:

Jose Gordo, Esq.
Akerman Senterfitt
One Southeast Third Avenue
Miami, Florida 33131
(305) 374-5600

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount	Offering Price per	Aggregate Offering	Amount of
Securities Registered	Registered(1)	Security(1)	Price(1)	Registration Fee(1)(2)
Common Stock	5,462,500	$43.99	$240,295,375	$7,377.07

(1)	On March 13, 2007, we filed a universal shelf registration statement with the Securities and Exchange Commission on Form S-ASR (Registration Statement No. 333-141244), referred to as the Registration Statement. The Registration Statement relates to the offer and sale by us from time to time of various classes of our securities in an indeterminate number, at indeterminate prices, and in indeterminate aggregate amounts. On March 23, 2007, we completed the offer and sale in an underwritten public offering of 5,462,500 shares of our common stock at a price of $43.99 per share, for aggregate gross proceeds of $240,295,375, referred to as the Offering. We are filing this Amendment No. 1 to the Registration Statement in order to reflect the calculation by us of the registration fee payable with respect to the securities sold in the Offering.

(2)	We previously paid $7,574 in fees relating to the registration of unsold securities under our Registration Statement No. 333-111003 on Form S-3, which we filed with the Securities and Exchange Commission on December 8, 2003. Pursuant to Rule 457(p), we are using such previously paid fees to offset our fees payable with respect to the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 23rd day of March, 2007.

THE GEO GROUP, INC.

By: /s/ John G. O’Rourke John G. O’Rourke Senior Vice President — Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* George C. Zoley	Chairman of the Board and Chief Executive Officer (principal executive officer)	March 23, 2007

/s/ John G. O’Rourke John G. O’Rourke	Senior Vice President — Finance and Chief Financial Officer (principal financial officer)	March 23, 2007

* Brian R. Evans	Vice President — Accounting and Chief Accounting Officer (principal accounting officer)	March 23, 2007

* Wayne H. Calabrese	Vice Chairman of the Board, President and Chief Operating Officer	March 23, 2007

* Norman A. Carlson	Director	March 23, 2007

* Anne N. Foreman	Director	March 23, 2007

* Richard H. Glanton	Director	March 23, 2007

* John M. Palms	Director	March 23, 2007

* John M. Perzel	Director	March 23, 2007

*By:	/s/ John G. O’Rourke John G. O’Rourke Attorney-in-fact